              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON MAY 6, 1999
                                                 REGISTRATION STATEMENT NO. 333-

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           DESTIA COMMUNICATIONS, INC.
                           (Formerly Econophone, Inc.)
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     11-3132722
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

 95 Rte. 17 South, Paramus, New Jersey                      07652
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)

                          1996 FLEXIBLE INCENTIVE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                          Richard L. Shorten, Jr., Esq.
                     Senior Vice President & General Counsel
                           Destia Communications, Inc.
                                95 Rte. 17 South
                            Paramus, New Jersey 07652
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (201) 226-4500
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                             Please send copies to:
                           Michael R. Littenberg, Esq.
                            Schulte Roth & Zabel LLP
                                900 Third Avenue
                            New York, New York 10022

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                            Proposed      Proposed maximum
                                                            maximum      aggregate offering        Amount of
                                           Amount           offering          price(2)         registration fee
         Title of securities          to be registered     price per
          to be registered                   (1)            share(2)
------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value per share                  5,500,000         $4.60            25,272,627              $7,026
==================================================================================================================

(1) The shares of Common Stock of Destia Communications, Inc. (formerly Econophone, Inc.), a Delaware corporation (the "Company"), being registered include restricted shares and shares that may be acquired by exercising options issued or issuable to participants in the Company's 1996 Flexible Incentive Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The documents containing information specified in Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this registration statement (the "Registration Statement") pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The Securities and Exchange Commission (the "SEC") allows the Company to "incorporate by reference" the information the Company files with the SEC, which means the Company can disclose important information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Registration Statement, and information the Company files later will automatically update and supersede this information. The following documents are incorporated by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

         2. The Company's Current Reports on Form 8-K dated February 2, 1999, February 18, 1999 and April 20, 1999; and

         3. The description of the Common Stock contained in registration statement no. 333-71463, initially filed by the Company with the SEC on January 29, 1999, under the Securities Act, which is incorporated by reference into the registration statement on Form 8-A, filed by the Company with the SEC on May 4, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          The Company also incorporates by reference in this Registration Statement all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the Company files a post-effective amendment which indicates that all securities have been sold or which deregisters all securities remaining unsold.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         The legality of the issuance of the Common Stock being registered hereby is being passed upon by Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, counsel for the Company.

Item 6. Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation indemnifies its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware (the "DGCL"). Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Certificate of Incorporation and the DGCL also prohibit limitations on officer or director liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against an officer or director for breach of fiduciary duty as an officer or director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States. The foregoing summary of the Company's Certificate of Incorporation, as amended, is qualified in its entirety by reference to the relevant provisions thereof.

         In addition, The Company has entered into indemnification agreements with its directors and officers providing for, among other things, indemnification to the extent permitted under Delaware law.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         The following is a complete list of exhibits filed as part of this Registration Statement:

EXHIBIT NUMBER

4.1         The Amended and Restated Destia Communications, Inc. 1996 Flexible
            Incentive Plan, effective as of October 31, 1996.
4.2         Amendment to 1996 Flexible Incentive Plan.
4.3         Second Amendment to 1996 Flexible Incentive Plan.
5           Opinion of Schulte Roth & Zabel LLP.
23.1        Consent of Arthur Andersen LLP.
23.2        Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

Item 9. Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act.

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Paramus, State of New Jersey, on this 6th day of May 1999.


                                     DESTIA COMMUNICATIONS, INC.


                                     By: /s/ RICHARD L. SHORTEN, JR.
                                         ---------------------------------------
                                         Richard L. Shorten, Jr.
                                         Senior Vice President & General Counsel

                                POWER OF ATTORNEY

                  The Registrant and each person whose signature appears below hereby appoint Alan L. Levy, Richard L. Shorten, Jr. and Alfred West, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 6th day of May 1999.

                                         Signature and Title


                                         /s/ ALFRED WEST
                                         ---------------------------------------
                                         Alfred West
                                         Chief Executive Officer and
                                         Chairman of the Board of Directors
                                         (principal executive officer)


                                         ---------------------------------------
                                         Phillip J. Storin
                                         Chief Financial Officer, Treasurer and
                                         Senior Vice President (principal
                                         financial and accounting officer)


                                         /s/ ALAN L. LEVY
                                         ---------------------------------------
                                         Alan L. Levy
                                         Director


                                         ---------------------------------------
                                         Gary S. Bondi
                                         Director


                                         ---------------------------------------
                                         Steven West
                                         Director


                                         /s/ STEPHEN R. MUNGER
                                         ---------------------------------------
                                         Stephen R. Munger
                                         Director

                  Pursuant to the requirements of the Securities Act of 1933, the Company's Compensation Committee, as administrator of the Company's 1996 Flexible Incentive Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Paramus, State of New Jersey, on this 6th day of May, 1999.


                                   THE DESTIA COMMUNICATIONS, INC.
                                   1996 FLEXIBLE INCENTIVE PLAN


                                   By: /s/ STEPHEN R. MUNGER
                                       ---------------------------------------
                                       Name: Stephen R. Munger
                                       Title: Member of Compensation Committee

                                  EXHIBIT INDEX

EXHIBIT NUMBER   EXHIBIT
--------------   -------

4.1 The Amended and Restated Destia Communications, Inc. 1996 Flexible Incentive Plan, effective as of October 31, 1996.

4.2              Amendment to 1996 Flexible Incentive Plan

4.3              Second Amendment to 1996 Flexible Incentive Plan

5                Opinion of Schulte Roth & Zabel LLP

23.1             Consent of Arthur Andersen LLP

23.2             Consent of Schulte Roth & Zabel LLP (included in Exhibit 5)